SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF EVENT: JUNE 11, 2003

                         COMMISSION FILE NUMBER 0-25416

                              CALL-SOLUTIONS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

CALIFORNIA                                                            33-0563989
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

2250 Warrensville Center Road, University Heights, OH                    44118
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                                 (888-370-9654)
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



ITEM  6.  CHANGE  OF  REGISTRANT'S  DIRECTORS.

Dr. Charles W. Harper has been appointed to replace Ronald Allen as a Member of The Board of Directors of Call-Solutions, Inc. The current Board of Directors now consists of Dr. Charles W. Harper and Dr. Bashiruddin Usama.

Dr, Charles W. Harper graduated with a BA in Chemistry from Fisk University in 1978 and a Doctorate Of Dental Surgery Degree From Meharry Medical College In 1982. From 1987 To 1990 Dr. Harper was a Medical Fellow at Cleveland Clinic Foundation in Cleveland, Ohio. Subsequently, he was a resident from 1998 to 2000 in Prosthodontic Residency In Oral Implantology at Ohio State University. Following, Dr. Harper became a Graduate from The New York Maxicourse In Oral Implantology In June 2003. He is honored to be a Fellow Of The International Congress Of Implantology. He was elected to be a Member Of The Board of Directors, and Treasurer of Call-Solutions, Inc. on June 1, 2003.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                 Call-Solutions, Inc.

June 11, 2003                                 /s/  Bashiruddin  Usama
                                                 ---------------------------
                                                   Bashiruddin  Usama


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